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                                                                      EXHIBIT 21





                              CARMIKE CINEMAS, INC.
                              LIST OF SUBSIDIARIES




          SUBSIDIARY               STATE OF INCORPORATION             % OWNED
          ----------               ----------------------             -------
   Eastwynn Theatres, Inc.                  Alabama                     100%
   Wooden Nickel Pub, Inc.                  Delaware                    100%
   Military Services, Inc.                  Delaware                     80%